Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-73252, No. 333-35324 and No. 333-107677 of The Boeing Company on Form S-8 of our report dated June 18, 2004, appearing in this Annual Report on Form 11-K of the BAO Voluntary Savings Plan for the year ended December 31, 2003.

/s/    Deloitte & Touche LLP

Seattle, Washington

June 28, 2004

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